Exhibit 99.1

NEWS ANNOUNCEMENT

SYS Contact: Edward M. Lake Chief Financial Officer 858-715-5500 Email: elake@systechnologies.com	Investor Contact: Moriah Shilton Lippert/Heilshorn & Associates 415-433-3777 Email: mshilton@lhai.com

SYS TECHNOLOGIES REPORTS FISCAL 2007 FIRST QUARTER RESULTS
--Quarterly Revenues Increase 24% Compared to Fiscal 2006 First Quarter --

SAN DIEGO, CA - November 13, 2006 - SYS Technologies (SYS), (AMEX: SYS), a leading provider of information connectivity solutions that enable real-time, complex decision-making, today reported results for the first quarter ended September 29, 2006.

Cliff Cooke, chief executive officer of SYS Technologies, said, “During the quarter, we furthered our goal of diversifying the markets we serve and increasing the revenue contribution from our products business. While a significant portion of our 24 percent year-over-year revenue increase came from our acquisitions, we also had growth in our training and enterprise architecture services and an increase in our products-based business from none in the fiscal 2006 first quarter to eight percent of our total revenues for this year’s quarter. In addition, since our fourth quarter earnings call in September we have been awarded approximately $43.0 million in new contracts.”

First quarter 2007 revenues were $16.2 million, up $3.1 million from the prior year first quarter. The increase included approximately $3.5 million contributed from acquisitions and $1.2 million from increases in training and software engineering services which were partially offset by decreases of $1.6 million in certain C4ISR programs and in engineering and program management services. First quarter 2007 net loss was $115,000, or $0.01 per diluted share, compared to net income of $475,000, or $0.04 per diluted share, in the prior year’s first quarter.

For the first quarter 2007, the Company reported non-GAAP net income (loss) of ($4,000) or $0.00 per diluted share, compared to $0.6 million, or $0.05 per diluted share in the prior year quarter.

Management has included information about non-GAAP net income (loss) because management believes it provides a more meaningful measure of quarter-over-quarter and year-over-year financial performance. A reconciliation of generally accepted accounting principles (GAAP) results to non-GAAP net income (loss) results follows in this press release. Non-GAAP net income (loss) and non-GAAP net income (loss) per share are non-GAAP measures and exclude amortization of intangibles from acquisitions, non-cash share-based compensation charges and asset impairment charges, if any, all net of their related tax effect. For further information, please refer to the section of the press release titled, “Notice Regarding Use of Non-GAAP Financial Measures.”

At September 29, 2006, the Company had a cash balance of $2.1 million and an available borrowing capacity of $2.7 million under its line of credit.

Cooke added, “Our October acquisition of Ai Metrix, a provider of innovative network management solutions, provides SYS with another key component in our overall interoperability architecture solution and we have raised our fiscal 2007 revenue guidance seven percent to $75 million. Also creating synergies among our acquisitions is Vigilys™, our flagship product. In November, together with Mountain Valley Inc., we began establishing a tactical operations capability for Union County, PA public safety agencies. Our activities in Union and Delaware County with our Vigilys deployments, together with a recent new award to develop situational awareness solutions for NORAD/USNORTHCOMM, are generating significant interest in our overall situational awareness capabilities. We are excited for the opportunities that lie ahead.”

Outlook

For the fiscal 2007 second quarter, management expects revenue to be approximately $18 million and the company to be at or near breakeven. For fiscal year 2007, management expects revenue to be approximately $75 million and the company to be profitable. These projections exclude the impact from any potential future acquisitions.

Recent Corporate Highlights
•	Acquired Ai Metrix for approximately 3.1 million shares of SYS common stock in October. Ai Metrix is operating as a wholly owned subsidiary of SYS.
•	Appointed Philip Trahanas, Ai Metrix board member and managing director of General Atlantic, to SYS’ board of directors in October.
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Awarded a $4.5 million, base-year prime contract award with a cumulative value of $21.6 million over five-years. DSG is providing software development services to the Navy’s Space and Naval Warfare (SPAWAR) Systems Center San Diego.

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Added a significant and strategically key addition to its customer base through a $1.0 million, one-year task order to provide software engineering services for the North American Aerospace Defense Command (NORAD) and the U.S. Northern Command (USNORTHCOM), announced in November.

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Awarded a $2.1 million base year contract with an $11 million cumulative value by Space and Naval Warfare Systems Command. SYS will maintain and improve modeling, simulation and analyses products developed under a previously awarded research and development contract.

•
Grew products-based revenue from zero in fiscal 2006 first quarter to eight percent of revenue in fiscal 2007 first quarter and increased PSSIG revenue from 11 percent of revenue in fiscal 2006 first quarter to 24 percent of revenue in fiscal 2007 first quarter.

•	Increased contract backlog from $34 million at the end of fiscal 2006 to $52 million at the end of fiscal 2007 first quarter, representing a growth rate of 52 percent.

Conference Call
SYS management will host a conference call today, Monday, November 13, 2006 at 11:00 a.m. ET (8:00 a.m. PT), which will be simultaneously broadcast over the Internet. Participating in the call will be Cliff Cooke, chief executive officer, and Ed Lake, chief financial officer. To participate in the live call, please dial (866) 700-6067 from the U.S. or, for international callers, please dial (617) 213-8834 passcode #23904603, approximately 15 minutes before the start time. To listen to the conference call live via the Internet, visit SYS’ web site at www.systechnologies.com. Please go to the web site 15 minutes prior to its start to register, download, and install the necessary audio software.

A telephone replay will be available for two weeks by dialing (888) 286-8010 from the U.S., or (617) 801-6888 for international callers, and entering passcode #50982197. A replay will be available on SYS’ web site for two weeks.

About SYS Technologies
SYS Technologies (AMEX: SYS), is a leading provider of information connectivity solutions that capture, analyze and present real-time information to our customers in the Department of Defense, Department of Homeland Security, other government agencies and to large industrial companies.  Using interoperable communications software, sensors, digital video broadcast and surveillance technologies, wireless networks, decision-support tools and Net-centric technologies, our technical experts enhance complex decision-making. We also provide solution lifecycle support with program, financial, test and logistical services and training.  Founded in 1966, SYS Technologies is headquartered in San Diego, California and has principal offices in California, Virginia and Maryland. For additional information, visit www.systechnologies.com

Notice Regarding Use of Non-GAAP Financial Measures
Certain of the information set forth herein, including non-GAAP net income (loss) and non-GAAP net income (loss) per share, are non-GAAP financial measures. SYS believes this information is useful to investors because it provides a basis for measuring SYS’s available capital resources, the operating performance of SYS’ business and SYS’ cash flow, excluding the effects of non-cash charges for amortization of intangibles from acquisitions, non-cash share-based compensation charges and asset impairment charges, if any, all net of their related tax effects, that would normally be included in the most directly comparable measures calculated and presented in accordance with GAAP. SYS’ management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating SYS’ operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Non-financial measures as reported by SYS may not be comparable to similarly titled amounts reported by other companies. A reconciliation of GAAP results to non-GAAP results has been provided in the financial statement tables that accompany this press release.

Notice Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical fact included in this press release regarding the Company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements.  Although SYS believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct.  Actual results could differ materially based upon a number of factors including, but not limited to, the state of economy, competition, unanticipated business opportunities, availability of financing, market acceptance, government regulation, dependence on key personnel, limited public markets  and liquidity, shares eligible for future sale, continuation and renewal of contracts and other risks that may apply to the Company, including risks that are disclosed in the Company’s Securities and Exchange Commission filing.

- Tables Follow -

SYS AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS THREE MONTHS ENDED SEPTEMBER 29, 2006 AND SEPTEMBER 30, 2005 (UNAUDITED) (amounts in thousands, except per share data)

	2006	2005

Revenues	$16,243	$13,094

Operating costs and expenses:
Cost of revenues	12,506	10,504
Selling, general and administrative expenses	3,110	1,350
Research, engineering and development expenses	849	359
Total operating costs and expenses	16,465	12,213

Income (loss) from operations	(222)	881

Other (income) expense:
Other income	(37)	(36)
Interest expense	197	99
Total other (income) expense	160	63

Income (loss) before income taxes	(382)	818

Income tax (benefit) provision	(267)	343

Net income (loss)	$(115)	$475

Net income (loss) per share:
Basic	($ 0.01)	$0.04
Diluted	($ 0.01)	$0.04

Weighted average shares outstanding:
Basic	15,405	10,880
Diluted	15,405	13,657

SYS TECHNOLOGIES
RECONCILIATION OF GAAP NET INCOME (LOSS) TO
NON-GAAP NET INCOME (LOSS)
(amounts in thousands except per share data)

	Three months ended
	September 29, 2006	September 30, 2005

GAAP net income (loss)	$(115)	$475
Amortization of intangibles	253	79
Share-based compensation expense	114	156
Tax effect	(256)	(98)
Non-GAAP net income (loss)	$(4)	$612

Basic Non-GAAP income (loss) per share	$0.00	$0.06
Diluted Non-GAAP income (loss) per share	$0.00	$0.05

Shares used in the calculation of basic Non-GAAP EPS	15,405	10,880
Shares used in the calculation of diluted Non-GAAP EPS	15,405	13,657

SYS TECHNOLOGIES
SELECTED CONSOLIDATED BALANCE SHEET DATA
(amounts in thousands)

	September 29, 2006	June 30, 2006

Cash	$2,076	$2,106

Accounts receivable, net	$12,628	$13,966

Convertible notes payable	$5,211	$5,197

Stockholders’ equity	$27,785	$27,507